UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
of 1934 (Amendment No.         )

Check the appropriate box:

/_x_/  Preliminary Information Statement
/__/   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
/__/   Definitive Information Statement

HAND BRAND DISTRIBUTION, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/_X_/  No fee required
/__/   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

HAND BRAND DISTRIBUTION, INC.
9845 N.E. 2nd Avenue
Miami Shores, FL 33138
Telephone: 305-759-8710
Facsimile:  305-759-8689

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the shareholders of Hand
Brand Distribution, Inc., a Florida corporation ("Company"), in connection with the approval of an amendment to the Company's Articles of Incorporation to increase the number of the Company's authorized Common Stock to 100,000,000 and to authorize the issuance of up to 15,000,000 shares of Preferred Stock with the voting powers, designations, preferences and relative, participating, optional and other rights, qualifications and restrictions of which may be determined by the Board of Directors as more specifically set forth in the text of the Amendment set forth herein (the "Amendment") by the written consent of the holders of a majority of the issued and outstanding shares of the Company's Common Stock.

Only shareholders of record at the close of business on October 29, 2001 (the
"Record Date") are entitled to notice of the action to be taken by written consent.  At the close of business on the Record Date, the Company had
2,788,600 shares of its Common Stock issued and outstanding.

The written Consent of the holders of a majority of the issued and outstanding shares is required to approve the Amendment.  All holders of record as of the
Record Date may submit written consents to the Company with respect to the
Amendment, however, no such consents are being solicited.  No appraisal or other similar rights are available to dissenters of the Amendment.  The holders of a majority of the outstanding shares of Common Stock of the Company have advised that they intend to consent to the Amendment.  Therefore, the
Company believes that the Amendment will be approved.

It is anticipated that the Amendment will be filed as soon as practicable following consent by the shareholders which is expected to take place on the
20th day following mailing of this Information Statement on or about November
__, 2001.

The Company will bear all of the costs of the preparation and dissemination of this Information Statement.  No consideration has been or will be paid to any officer, director, or employee of the Company in connection with the proposed
Amendment or the preparation and dissemination of this Information Statement or otherwise in connection with the proposed Amendments.

Correspondence with respect to the proposed Amendment should be addressed to the Secretary of the Company at the Company's principal executive offices at
9845 N.E. 2nd Avenue, Miami Shores, FL 33138.

PURPOSE OF THE AMENDMENT

Increase in Authorized Shares of Common Stock

The authorized capital of the Company currently consists of 12,000,000 of
Common Stock, $.001 par value per share.  If the Amendment is approved, the authorized Common Stock will be 100,000,000 shares.  There are currently
2,788,600 shares of Common Stock issued and outstanding.

If the shareholders approve this increase in the number of shares of Common
Stock we are authorized to issue, we would be able to issue stock for any valid corporate purpose that the board may deem advisable, including stock splits and stock dividends, financings, funding employee benefit plans and acquisitions. The availability of additional shares of Common Stock for issuance will provide us with greater flexibility in taking any of these actions without the delay or expense of obtaining shareholder approval for the particular transaction, except to the extent required by state law or other regulatory requirements.  No specific issuances are presently contemplated.

Although our Board of Directors will authorize the issuance of additional
Common Stock based on its judgment as to our best interests and that of our shareholders, future issuance of Common Stock could have a dilutive effect on existing shareholders. Common shareholders are not now, and will not be entitled to preemptive rights to purchase shares of any authorized capital stock if additional shares are issued later. In addition, the issuance of additional shares of Common Stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

Authorization of 15,000,000 Shares of Preferred Stock

The Board of Directors has recommended that the Articles of Incorporation be amended to authorize 15,000,000 shares of Preferred Stock, $.001 par value, with voting powers, designations, preferences, and relative, participating, optional and other special rights, qualifications and restrictions thereof, which may be determined by the Board of Directors at the time of issuance.
Any such issuances could be authorized by the Board of Directors without further action by the shareholders.  However, no specific issuances are presently contemplated.

The authorization of 15,000,000 shares of Preferred Stock is intended to provide additional flexibility to the Company for possible capital reorganization, acquisitions, financing, exchange of securities, public offerings and other corporate purposes.  By authorizing such shares at this time, the Board of Directors would be a position to issue shares of Preferred
Stock without the delay of calling a shareholders meeting or seeking written consents in lieu thereof if one or more suitable opportunities present themselves to the Company.

The issuance of Preferred Shares with voting rights could have an adverse effect on the voting power of the holders of Common Stock by increasing the number of outstanding shares having voting rights.  In addition, if the Board of Directors authorizes the issuance of Preferred Stock with conversion rights, the number of common shares outstanding could potentially increased up to the authorized amount.  The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of Common
Stock and the issuance could also have the effect of delaying, deterring or preventing a change of control of the Company through the acquisition of shares of Common Stock, including a change of control that could result in a premium being offered over the market price for the Common Stock.

PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION

In order to complete the Amendment, the Company's Board of Directors has unanimously adopted resolutions approving and recommending that shareholders authorize an Amendment to Article III of the Company's Articles of
Incorporation to read as follows:

The total amount of capital stock which this Corporation shall have the authority to issue shall be 100,000,000 shares of Common Stock of the par value of $.001 per share, and 15,000,000 shares of Preferred Stock of the par value of $.001 per share.

The Preferred Stock may be issued from time to time in series.  All Preferred
Stock shall be of equal rank and identical, except in respect to the particulars that may be fixed by the Board of Directors.  The Board of
Directors is authorized to fix, in the manner and to the full extent provided and permitted by law, all provisions of the shares of each series of Preferred
Stock including those matters set forth below.

(1)     The distinctive designation of all series and the number of shares that shall constitute those series;

(2)     The annual rate of dividends payable on the shares of all series and the time, conditions and manner of payment.

(3)     The redemption price or prices, if any, for the shares of each, any and all series.

(4)     The amount payable upon shares of each series in the event of voluntary or involuntary liquidation and the relative priority of each series in the event of liquidation.

(5)     The rights, if any, of the holders of shares of each series to convert those shares into Common Stock and the terms and conditions of that conversion.

(6)     The voting rights, if any, of the holders of shares of each series.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of the
Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common
Stock, (ii) each director and executive officer of the Company, and (iii) all executive officers and directors of the Company as a group.

                                            Shares Beneficially Owned
Name and Address                    Number of Shares     Percentage of Class

Director
John M. Taggart                         856,100                  30.6%
585 NE 102 ST
Miami, FL 33138

Joel Bernstein                          222,500                   8.0
11900 Biscayne Blvd
Miami, FL 33181

Ellen & Timothy McLaughlin JTWROS       200,000                   7.1
108 Adams St
Novato, CA 94947

Director
David M. Taggart                         53,000                   1.9
6293 SW 32 ST
Miami, FL 33155

Director
Preston T. Johnson Jr.                   50,000                   1.7
7502 Woodhaven Ct.
Glen Byrnie, MD 21060

All Directors and Officers              959,100                  34.3
as a Group ( 3 persons)

By Order of the Board of Directors

/s_____________________________
    President

Dated: November __, 2001